Exhibit 99.1

Contacts:

Investors:

Dean Schorno

Genomic Health

650-569-2281

investors@genomichealth.com

Media:

Emily Faucette

Genomic Health

650-569-2824

media@genomichealth.com

Genomic Health Announces Second Quarter 2012 Financial Results and Business Progress

— Product Revenue Increased 13% Compared with Prior Year —

— Delivered Net Income of $1.8 Million —

— Began Offering Oncotype DX® Colon Cancer Test for Stage III Patients —

— Combined InVitae with Locus Development to Create Independent Genetics Company —

— Conference Call Today at 4:30 p.m. ET —

REDWOOD CITY, August 8, 2012 - Genomic Health, Inc. (Nasdaq: GHDX) today reported financial results and business progress for the quarter ended June 30, 2012.

Total revenue increased to $57.6 million in the second quarter of 2012, compared with $50.8 million in 2011, an increase of 13 percent.  Product revenue was $57.2 million in the second quarter of 2012, compared with $50.5 million for the same period in 2011, an increase of 13 percent.

Net income was $1.8 million for the second quarter of 2012, compared with $2.3 million in the second quarter of 2011. Net loss related to InVitae Corporation, a wholly-owned subsidiary, was approximately $0.8 million for the quarter and is reflected in overall results.  Net income, excluding InVitae, was $2.6 million.

Basic and diluted net income per share applicable to common stockholders was $0.06 in the second quarter of 2012, compared with basic and diluted net income per share of $0.08 for the same period in 2011.

“We delivered strong worldwide growth in test volume across all products, notably from new markets including DCIS breast cancer, colon cancer and international. Our growth in tests and revenue, along with net income generated in the quarter, continues to exemplify the strength of our business model,” said Kim Popovits, Chairman, Chief Executive Officer and President of Genomic Health.  “Looking ahead, we remain on track to report topline results from our prostate cancer clinical validation study later this year with the goal of launching an Oncotype DX test for prostate cancer patients in 2013.”

Total operating expenses for the second quarter of 2012 were $55.8 million, including cost of product revenues of $9.0 million, compared with total operating expenses for the comparable period in 2011 of $48.5 million, including cost of product revenues of $8.2 million.

In the second quarter of 2012, more than 19,020 Oncotype DX test results were delivered, an increase of 16 percent, compared with more than 16,390 test results delivered in the same period in 2011.

Financial Results for Six Months Ended June 30, 2012

Total revenue for the six months ended June 30, 2012 was $116.1 million, compared with $100.7 million for the first six months of 2011.  Product revenue for the six months ended June 30, 2012 was $115.1 million, compared with $100.0 million for the six months ended June 30, 2011, an increase of 15 percent.

Net income was $2.6 million for the six months ended June 30, 2012, compared with net income of $2.1 million for the six months ended June 30, 2011.  Net loss related to InVitae was approximately $0.9 million for the six months ended June 30, 2012 and is reflected in overall results.  Net income, excluding InVitae which was formed in 2012, was $3.5 million.

Basic and diluted net income per share was $0.09 and $0.08, respectively, for the six months ended June 30, 2012, compared with basic and diluted net income per share of $0.07 for the same period in 2011.

Cash, cash equivalents and marketable securities at June 30, 2012 were $113.9 million, compared with $100.5 million at December 31, 2011.

“The difference in growth rates between the 16 percent growth in tests delivered and 13 percent growth in product revenue reflects the continued diversification of our business and our success in penetrating new markets,” said Dean Schorno, Chief Financial Officer of Genomic Health.  “In the second half of 2012, we plan to increase operating expenses to expand our worldwide commercial opportunity and deliver on our pipeline.”

The company’s financial guidance for the full-year ending December 31, 2012:

•                  Total revenue of $230 to $240 million

•                  Oncotype DX test results delivered of 75,000 to 77,000

•                  Full-year net income of $5 to $8 million before an incremental loss of approximately $1 million in InVitae

Update on InVitae:

“As the InVitae business strategy has evolved, we recognized an increasing distinction from our core business in cancer and, at the same time, identified meaningful synergies with Locus Development, a privately held company we have been investors in since 2011. We have concluded that the best path forward is to support the combination of the two entities as a separate independent company under the leadership of Randy Scott,” said Kim Popovits.  “In becoming Chairman of the Board and CEO of the combined entity to be called InVitae, we fully support Randy’s decision to step down from our Board of Directors as he turns his full attention toward building a world class company to advance the use of genetics in the clinical setting, and believe this is the ideal way for Genomic Health to optimize our investment in genetics.”

Genomic Health has committed to make an additional investment of up to $5 million in the combined entity’s current Series C financing round, resulting in an ownership position of less than 20 percent, with a right to increase its ownership in a future round of financing.

Recent Business Highlights:

Oncotype DX Breast Cancer Commercial Progress

•                  TRICARE approved coverage under a demonstration project for its 9.7 million beneficiaries of the uniformed services, retirees and their families.

•                  Established node-positive coverage for an additional 3.8 million lives in the United States through contracts with Blue Advantage Administrators of Arkansas (a subsidiary of Blue Cross Blue Shield of Arkansas), Blue Cross Blue Shield of Nebraska, Horizon Blue Cross Blue Shield of New Jersey, and Geisinger Health Plan of Pennsylvania.

•                  Established reimbursement for an additional 1.8 million lives in Ireland through contracts with Voluntary Health Insurance, the country’s largest provider of private insurance, and Laya Healthcare.

•                  Established reimbursement for 1 million lives in the Canadian province of Saskatchewan through a contract with the publicly funded Saskatchewan Cancer Agency.

•                  Established reimbursement for 6.3 million lives in the Catalonia region of Spain.

•                  Established a distribution agreement to provide Oncotype DX to patients in most countries within the Middle East and Africa.

•                  Researchers in Ireland, Korea and Mexico began enrolling node-positive patients in the NCI-sponsored RxPONDER trial.

•                  Researchers in Germany began enrolling patients in the West German Study Group ADAPT trial which requires the Oncotype DX Recurrence Score® result for study entry.

Oncotype DX Colon Cancer Commercial Progress

•                  Extended offering of the Oncotype DX colon cancer test for appropriate stage III patients and obtained approval to offer Oncotype DX to stage III colon cancer patients in the state of New York.

•                  Established reimbursement for stage II colon cancer patients covering an additional 6 million lives in the United States through policies or arrangements with Blue Advantage Administrators of Arkansas (a subsidiary of Blue Cross Blue Shield of Arkansas), Medicare Advantage plans of United Healthcare, Aetna, and Humana.

•                  Established reimbursement for both stage II and stage III colon cancer through a contract with Geisinger Health Plan of Pennsylvania, covering more than a quarter million lives.

•                  Established first hospital contract to begin providing our colon cancer test in Italy.

•                  Providing the Oncotype DX colon cancer test to patients in 75 countries through established distribution agreements.

Peer-Reviewed Publications and Medical Meeting Presentations

•                  Presented results from 18 Oncotype DX studies at the American Society of Clinical Oncology Annual Meeting in June, including:

•                  Validation of the Oncotype DX colon cancer test for stage III disease

•                  Additional data on the clinical value of the Oncotype DX DCIS Score™

•                  First prostate cancer needle biopsy study

•                  First Oncotype DX breast cancer treatment decision impact study results from Canada and France

•                  Multiple results from international study groups reconfirming the clinical utility and cost effectiveness of the Oncotype DX breast cancer test around the world

•                  Received acceptance to present two studies at the upcoming ASCO Breast Cancer Symposium in September.

Pipeline, Next Generation Products

•                  On track to report topline results from our prostate cancer clinical validation study later this year.

•                  On track to present results from our colon cancer gene identification study for oxaliplatin benefit prediction later this year.

•                  PLoS ONE published positive results of a breast cancer clinical outcomes study for biomarker discovery using next generation sequencing (NGS) for whole transcriptome profiling of fixed tumor specimens.

Conference Call Details

To access the live conference call on August 8 at 4:30 p.m. Eastern Time via phone, please dial (877) 303-7208 from the United States and Canada or +1 (224) 357-2389 internationally.  Please dial in approximately ten minutes prior to the start of the call.  A telephone replay will be available beginning approximately two hours after the call through August 15, and may be accessed by dialing (855) 859-2056 from the United States and Canada or +1 (404) 537-3406 internationally.  The replay passcode is 13490376.

To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s Web site at http://investor.genomichealth.com.  Please connect to the web site at least 15 minutes prior to the call to allow for any software download that may be necessary.

About Genomic Health

Genomic Health, Inc. (NASDAQ: GHDX) is a global health company that provides actionable genomic information to personalize genomic health decisions.  The company’s lead product, the Oncotype DX® breast cancer test, has been shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer and has been shown to predict the likelihood of recurrence in ductal carcinoma in situ (DCIS).  In addition to this widely adopted test, Genomic Health provides the Oncotype DX colon cancer test, the first multi-gene expression test developed for the assessment of risk of recurrence in patients with stage II disease and appropriate stage III patients.  As of June 30, 2012, more than 10,000 physicians in over 65 countries had ordered more than 295,000 Oncotype DX tests.  Genomic Health has a robust pipeline focused on developing tests to optimize the treatment of prostate and renal cell cancers, as well as additional treatment decisions in breast and colon cancers.  The company is based in Redwood City, California with European headquarters in Geneva, Switzerland.  For more information, please visit, www.GenomicHealth.com. To learn more about Oncotype DX tests, visit: www.OncotypeDX.com and www.mybreastcancertreatment.org.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to full year 2012 financial guidance, including the company’s expectations regarding the number of test results delivered, total revenue and net income before investments; our expectations regarding operating expenses for the remainder of the year and our use of those funds; our ability to optimize our investment in, and the prospects for, InVitae; our beliefs regarding our prostate cancer program, the timing and outcome of our clinical validation study, and our expectations regarding the launch of a test for prostate cancer; the focus and attributes of the company’s product pipeline; the ability of the company to develop additional tests in the future; and

the ability of any potential tests the company may develop to optimize cancer treatment. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the results of clinical and developmental studies; the applicability of clinical study results to actual outcomes; our ability to develop and commercialize new tests and the timing thereof; unanticipated costs or delays in research and development efforts; the applicability of initial next generation sequencing studies to future results; the risk that we may not obtain or maintain sufficient levels of reimbursement for our existing tests and any future tests we may develop, both domestically and abroad; our ability to compete against third parties; the risks and uncertainties associated with the regulation of our tests by the FDA and other agencies abroad; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. These forward-looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

NOTE: The Genomic Health logo, Oncotype, Oncotype DX, Recurrence Score, and DCIS Score are trademarks or registered trademarks of Genomic Health, Inc. All other trademarks and service marks are the property of their respective owners.

# # #

GENOMIC HEALTH, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUES:
Product revenues	$57,185	$50,493	$115,088	$99,951
Contract revenues	446	353	1,010	705

Total revenues	57,631	50,846	116,098	100,656

OPERATING EXPENSES (1):
Cost of product revenues	9,013	8,226	18,340	17,285
Research and development	11,579	9,879	23,508	19,971
Selling and marketing	23,765	20,529	48,131	41,064
General and administrative	11,436	9,852	23,411	20,208
Total operating expenses	55,793	48,486	113,390	98,528

Income from operations	1,838	2,360	2,708	2,128

Interest income	74	75	149	140
Other income (expense), net	(73)	(28)	(145)	(78)

Income before income taxes	1,839	2,407	2,712	2,190

Income tax expense	38	59	135	128

Net income	$1,801	$2,348	$2,577	$2,062

Basic net income per share	$0.06	$0.08	$0.09	$0.07

Diluted net income per share	$0.06	$0.08	$0.08	$0.07

Shares used in computing basic net income per share	30,204	29,332	30,057	29,219

Shares used in computing diluted net income per share	32,064	30,870	31,835	30,591

(1)          Included in operating expenses for the three months ended June 30, 2012 were non-cash charges of $5.0 million, including $3.7 million of stock-based compensation expense and $1.3 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2011 of $4.8 million, including $3.0 million of stock-based compensation expense and $1.8 million of depreciation and amortization expenses.

Included in operating expenses for the six months ended June 30, 2012 were non-cash charges of $10.2 million, including $7.4 million of stock-based compensation expense and $2.8 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2011 of $9.6 million, including $5.9 million of stock-based compensation expense and $3.7 million of depreciation and amortization expenses.

GENOMIC HEALTH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	As of June 30, 2012	As of December 31, 2011
	(Unaudited)

Cash and cash equivalents	$57,014	$32,869
Short-term marketable securities	55,570	67,605
Accounts receivable, net	21,699	21,077
Prepaid expenses and other current assets	8,206	7,444
Total current assets	142,489	128,995

Long-term marketable securities	1,291	—
Property and equipment, net	10,276	9,443
Other assets	4,923	4,560
Total assets	$158,979	$142,998

Accounts payable	$3,489	$7,025
Accrued expenses and other current liabilities	17,628	17,707
Deferred revenues	1,403	1,618
Other liabilities	2,205	1,289
Stockholders’ equity	134,254	115,359
Total liabilities and stockholders’ equity	$158,979	$142,998

The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2011.